                                                                     EXHIBIT 5.1

                                                                 August 28, 1997

Video Services Corporation (formerly, International Post Limited)
240 Pegasus Avenue
Northvale, New Jersey 07647

Dear Sirs:

     Video Services Corporation (formerly, International Post Limited), a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission Amendment No. 1 to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to 9,785,550 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), which were either issued pursuant to the terms of the Agreement and Plan of Merger, dated as of June 27, 1997, among International Post Limited, Video Services Corporation ("Video") and all of the stockholders of Video, or are currently outstanding (the "Shares"). The Shares are being offered for sale by the selling stockholders named in the Registration Statement (the "Selling Stockholders"). This opinion is an exhibit to the Registration Statement.

     We have acted as counsel to the Company in connection with the proposed offer and sale of the Shares as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

     We have examined copies (in each case signed, certified or otherwise proved to our satisfaction) of the Company's Certificate of Incorporation and By-Laws as presently in effect, minutes and other instruments evidencing actions taken by the Company's directors and stockholders, and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, instruments, documents and certificates submitted to us as copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

     We note that we are members of the Bar of the State of New York and that we are not admitted to the Bar of any other state. Insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as reported in the Prentice-Hall Corporation Law Service.

     Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that:

          1. The Company has been duly incorporated under the laws of the State of Delaware and has an authorized capital stock consisting of 25,000,000 shares of Common Stock and 3,000,000 shares of preferred stock, par value $.01 per share.

          2. The Shares have been duly authorized, and are legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or "Blue Sky" laws of any state.

Video Services Corporation (formerly, International Post Limited)
August 28, 1997
Page 2

     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                              Very truly yours,


                              /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP


                              SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP